SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

November 14, 2005

Date of Report (Date of earliest event reported)

CNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

255 West 36th Street, Suite 800

New York, New York 10018

(Address of principal executive offices)

(212) 300-2112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Election of Directors; Appointment of Principal Officers

At a meeting of the Board of Directors of CNE Group, Inc. (the “Company”) held on November 14, 2005, George Benoit, Anthony S. Conigliaro, Charles W. Currie, and David W. Dube resigned as directors of the Company, and were replaced by Rudolph Karundeng, Peter J. Frugone, John E. McConnaughy, Jr. and John W. Allen. In addition, Mr. Frugone was appointed as the Company’s Chief Executive Officer, and Mr. Karundeng was appointed as the Chairman and Senior Vice President. The Company’s Audit Committee will now consist of Messrs. Allen, Frugone and McConnaughy. The Company’s Nominating Committee will consist of Messrs. Frugone, Karundeng and McConnaughy. The Company’s Compensation Committee will consist of Messrs. Allen, Karundeng and McConnaughy.

John E. McConnaughy, Jr., 75, is Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company that he founded in 1985. His career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he previously served as Chairman and CEO of Peabody International Corp. and Chairman and CEO of GEO International Corp. He retired from Peabody in February 1986 and GEO in October 1992. Mr. McConnaughy served on the board of Fortune Natural Resources Corporation from 2000 through January 20, 2004. Mr. McConnaughy currently serves on the boards of five public companies; Wave Systems, Inc., Varsity Brands, Inc., Consumer Portfolio Services, Inc., and Levcor International, Inc. He also serves as acting Chairman of the Board of Trustees and Executive Committee of the Strang Cancer Prevention Center and is Chairman Emeritus of the Harlem School of the Arts. Mr. McConnaughy holds a B.A. of Economics from Denison University and an M.B.A. in Marketing and Finance from Harvard’s Graduate School of Business Administration.

John W. Allen, 66, is Chairman and Chief Executive Officer of Spring Investment Corporation, a family owned investment firm based in New York City that he founded in 1989. He is also, and has been since January 2003, Chairman and Chief Executive Officer of Greater China Corporation, a U.S. public company with operations in Hong Kong and China seeking business investment opportunities in China. In 1999 he co-founded Turtlesnap Ventures, Inc., a company that identifies promising technology opportunities through its “Global Trends in Technology” Symposia. Mr. Allen continues to serve as its Chairman and Chief Financial Officer. Mr. Allen serves as a Director, Advisor or Trustee of the following non-profit organizations: AIESEC Yale, formerly Chairman of the Board of AIESEC, U.S., the Maryland Information Technology Center, George Soros’ International Science Foundation, previously, Trustee of the Soros Open Society Institute, and the Chinese Cultural Foundation. He holds a B.A. from Yale University and an M.B.A. from Harvard Business School.

Peter J. Frugone, 56, founded Empire Advisory, LLC in 1991 and has served as its Managing Director since then. Empire is a consulting and merchant banking firm.

Rudolph Karundeng, 26, has been a director and a consultant for a number of multi-national corporations involved in the development, marketing and operations of companies in the coal mining, oil refining, gas mining, and forestry industries.

Item 8.01 Other Events

On November 4, 2005, the Company filed a Form 14f-1 with the Securities and Exchange Commission with regard to the change in control of the Company.

In addition, on or about November 23, 2005, Arrow Pacific Resources (S) Pte. Ltd., a Singapore Company, Hans Karundeng, Rudolph Karundeng, and Peter J. Frugone have filed a Schedule 13-D with the Securities and Exhcnage Commission with respect to their group’s acquisition of a controlling interest of the Company’s Class AAA preferred shares.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

A copy of the press release announcing the above described appointments is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNE GROUP, INC.

Date: November 22, 2005

	By:	/s/ Peter J.Frugone
Peter J. Frugone, Chief Executive Officer